Exhibit 99.1

NR 12-1103	Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Lynn Antipas Tyson SVP, Investor Relations 646.432.8428 Lynn.Tyson@aecom.com

AECOM reports fourth-quarter, full-year fiscal 2012 results

Quarter Highlights

•                  $226 million in operating cash flow and $211 million in free cash flow, exceeding target.

•                  $2.1 billion in revenue, backlog of $16 billion, with strong contribution from Asia-Pacific and transportation.

•                  Company invests $62 million to repurchase 3 million shares.

•                  Company takes non-cash goodwill impairment charge of $2.88 per share, or $317 million net of tax.

•                  Reported EPS of $(2.05), $0.83 on an adjusted basis, excluding the impairment charge.

•                  Company targets full-year diluted EPS of $2.40 to $2.50 for fiscal year 2013.

LOS ANGELES (Nov. 13, 2012) — AECOM Technology Corporation (NYSE: ACM) today reported its financial results for the fourth quarter and full year for fiscal 2012, which ended Sept. 30, 2012.  The company reported fourth-quarter revenue of $2.1 billion.  In addition, fourth-quarter revenue, net of other direct costs1, was $1.3 billion.  Due to the $336-million impairment charge ($317 million net of tax), the company reported an operating loss of $199 million, a net loss of $225 million, and a loss per share of $2.05 for the fourth quarter.  Adjusted to exclude the goodwill impairment charge, operating income was $137 million, net income was $92 million, and diluted earnings per share was $0.83 in the fourth quarter.

During the fourth quarter, in connection with its annual goodwill impairment testing, the company concluded that an impairment of its goodwill existed within its Europe business and its Management Support Services (MSS) reporting unit.  As a result, the company recorded a goodwill impairment charge of $2.88 per share or $317 million net of tax.  In Europe, the impairment charge resulted primarily from the negative impact of economic trends, which drove a reduction in profit levels.  The impairment in MSS was largely driven by the loss of revenue due to the precipitous drawdown of troops in Iraq during 2012.  Based on the strong growth in profit in the second half of fiscal 2012, the company expects that both its Europe and MSS businesses will show strong growth in profitability in fiscal 2013.  The impairment did not have any impact on the company’s compliance with its debt covenants, its cash flows or its operations.

	Fourth Quarter			Fiscal Year 2012
($ in millions, except EPS)	Q4 FY11	Q4 FY12	YOY % Change	FY11	FY12	YOY % Change
Reported Figures
Gross Revenue	$2,118	$2,083	(2%)	$8,037	$8,218	2%
Net Service Revenue[1]	$1,359	$1,340	(1%)	$5,181	$5,184	0%
Operating Income	$134	($199)	(249%)	$421	$54	(87%)
Net Income[2]	$87	($225)	(357%)	$276	($59)	(121%)
Earnings per Share[2]	$0.75	($2.05)	(373%)	$2.33	($0.52)	(122%)
Operating Cash Flow	$262	$226	(14%)	$132	$433	228%
Free Cash Flow[3]	$231	$211	(9%)	$202	$370	83%
Adjusted Figures
Operating Income	$134	$137	2%	$421	$390	(8%)
Net Income[2]	$87	$92	6%	$276	$259	(6%)
Earnings per Share[2]	$0.75	$0.83	11%	$2.33	$2.30	(1%)

For purposes of comparison, the discussion below of results excludes the impact of the impairment charge unless noted otherwise.  Also, all growth comparisons that follow are year over year unless noted otherwise.

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“I am pleased with the progress that we made sequentially in the quarter on growth and profitability,” said John M. Dionisio, AECOM chairman and chief executive officer.  “We won $2.3 billion in new wins during the quarter, driving backlog up 3% year over year to $16 billion.  Our unyielding commitment to improved profitability lifted EBITDA margins to 12% — a record level for the fourth quarter.  Our results clearly demonstrate the progress that we’ve made to drive a performance culture committed to improved growth, profitability and liquidity.  For fiscal year 2013, we are targeting earnings per share of $2.40-$2.50, which reflects continued pressure on growth as a result of the global macro-economic climate.”

“Our company-wide focus on improving our cash-conversion metrics allowed us to generate $211 million in free cash flow for the quarter and $370 million for the year,” said AECOM President Michael S. Burke.  “In addition, our liquidity and balanced capital allocation strategy allowed us to spend $62 million in the quarter to repurchase 3 million shares.  Since the inception of our repurchase program in 2011, we have invested over $300 million to repurchase 15 million shares, reducing our share count by 13%.”

New Wins and Backlog

During the fourth quarter, new wins totaled $2.3 billion, while backlog at Sept. 30, 2012, was $16 billion.  These metrics demonstrate the underlying strength of AECOM as clients increasingly turn to the company for its integrated service platform and global expertise.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, and program and construction management services to institutional, commercial and public sector clients worldwide.

Fourth-quarter revenue of $1.8 billion declined 3.2%, and revenue, net of other direct costs, declined by 2.8% to $1.2 billion as double-digit growth in Asia-Pacific was offset by the challenging environment in the United States and in Europe.  Adjusted operating income increased 5.6% to $143 million, reflecting the benefits of our operational improvement initiatives.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Fourth-quarter revenue increased 11.0% to $261 million, and revenue, net of other direct costs, increased 10.1% to $161 million, primarily due to a higher level of activity in Asia and the Middle East.  Adjusted operating income declined 34.8% to $12 million; however, on a sequential basis, adjusted operating income grew 211.2% consistent with the company’s recovery plan for the segment.

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Cash Flow

Cash flow from operations for the quarter equaled $226 million.  Free cash flow, which includes capital expenditures of $15 million, totaled $211 million.  Days sales outstanding (DSOs) improved by one day sequentially to 91 in the quarter.  For the full year, the company generated $370 million in free cash flow, meeting its target of generating free cash flow equal to or in excess of its adjusted net income.  For the full year, factoring of receivables contributed $28 million to free cash flow.

Balance Sheet

As of Sept. 30, 2012, AECOM had $594 million of total cash and cash equivalents and $1.1 billion of debt.  In addition, AECOM reported $1.05 billion in committed bank facilities with $991 million in unused capacity.

Fiscal 2013 Outlook

AECOM is targeting EPS for fiscal 2013 of $2.40 to $2.50.  At the low end of the range, the company expects flat revenue growth, and, at the high end of the range, the company expects modest revenue growth.  In addition, the company is targeting steady EBITDA margins for the year relative to fiscal 2012, a full-year tax rate of 29 percent and a full-year share count of 106 million shares.  The company expects the first quarter of fiscal 2013 to contribute roughly 12 percent to full-year earnings per share.

AECOM is hosting a conference call today at 10 a.m. EST, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue), which is a non-GAAP measure, also provides a meaningful perspective on its business results.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure.  Q1 FY11 free cash flow excludes deferred compensation plan termination of $90 million and related excess tax benefit of $58 million.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 130 countries and had revenue of $8.2 billion during the 12 months ended Sept. 30, 2012.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

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The company believes that non-GAAP financial measures such as revenue, net of other direct costs, backlog, and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward-looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward-looking statement.

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AECOM Technology Corporation

Consolidated Statement of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	September 30, 2012	September 30, 2011	% Change	September 30, 2012	September 30, 2011	% Change

Revenue	$2,082,911	$2,118,045	-2%	$8,218,180	$8,037,374	2%
Other direct costs	742,785	758,571	-2%	3,034,303	2,856,598	6%
Revenue, net of other direct costs (non-GAAP)	1,340,126	1,359,474	-1%	5,183,877	5,180,776	0%
Cost of revenue, net of other direct costs	1,195,968	1,219,081	-2%	4,762,018	4,714,074	1%
Gross profit	144,158	140,393	3%	421,859	466,702	-10%

Equity in earnings of joint ventures	10,509	13,144	-20%	48,650	44,819	9%
General and administrative expenses	(17,753)	(19,868)	-11%	(80,903)	(90,298)	-10%
Goodwill impairment	(336,000)	–	0%	(336,000)	–	0%
Income from operations	(199,086)	133,669	-249%	53,606	421,223	-87%

Other income	1,540	1,209	27%	8,973	3,368	166%
Interest expense, net	(10,576)	(10,073)	5%	(45,096)	(40,411)	12%
(Loss) income from continuing operations before income tax expense	(208,122)	124,805	-267%	17,483	384,180	-95%

Income tax expense	16,746	36,389	-54%	74,416	100,090	-26%

Net (loss) income	(224,868)	88,416	-354%	(56,933)	284,090	-120%

Noncontrolling interest in income of consolidated subsidiaries, net of tax	(37)	(1,033)	-96%	(1,634)	(8,290)	-80%

Net (loss) income attributable to AECOM	$(224,905)	$87,383	-357%	$(58,567)	$275,800	-121%

Net (loss) income allocation:
Preferred stock dividend	$–	$–	0%	$–	$2	-100%
Net (loss) income available for common stockholders	(224,905)	87,383	-357%	(58,567)	275,798	-121%
Net (loss) income attributable to AECOM	$(224,905)	$87,383	-357%	$(58,567)	$275,800	-121%

Net (loss) income attributable to AECOM per share:
Basic	$(2.05)	$0.75	-373%	$(0.52)	$2.35	-122%
Diluted	$(2.05)	$0.75	-373%	$(0.52)	$2.33	-122%

Weighted average shares outstanding:
Basic	109,962	116,366		111,875	117,396
Diluted	109,962	117,080		111,875	118,345

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2012	September 30, 2011
Balance Sheet Information:
Cash and cash equivalents	$593,776	$456,940
Accounts receivable – net	2,395,881	2,380,181
Working capital	1,068,891	1,175,620
Working capital, net of cash and cash equivalents	475,115	718,680
Total debt	1,069,732	1,162,469
Total assets	5,664,568	5,789,328
Total AECOM stockholders’ equity	2,169,464	2,339,711

	Three Months Ended		Twelve Months Ended
	September 30, 2012	September 30, 2011	September 30, 2012	September 30, 2011
Cash Flow Information:
Net cash provided by operating activities	$226,389	$262,136	$433,352	$132,012

Net cash provided by operating activities excluding Q1 FY11 deferred compensation plan termination*	$226,389	$262,136	$433,352	$280,012
Capital expenditures	(15,069)	(30,708)	(62,874)	(77,991)
Free cash flow*	$211,320	$231,428	$370,478	$202,021

* Twelve months ended September 30, 2011 amount excludes deferred compensation plan termination ($90) million and associated excess tax benefits ($58) million.

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AECOM Technology Corporation

Reportable Segments

(unaudited - in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Three Months Ended September 30, 2012
Revenue	$1,821,822	$261,089	$-	$2,082,911
Other direct costs	643,074	99,711	-	742,785
Revenue, net of other direct costs (non-GAAP)	1,178,748	161,378	-	1,340,126
Cost of revenue, net of other direct costs	1,040,333	155,635	-	1,195,968
Gross profit	138,415	5,743	-	144,158
Equity in earnings of joint ventures	4,224	6,285	-	10,509
General and administrative expenses	-	-	(17,753)	(17,753)
Goodwill impairment	(155,000)	(181,000)	-	(336,000)
Loss from operations	$(12,361)	$(168,972)	$(17,753)	$(199,086)

Gross profit as a % of revenue	7.6%	2.2%	-	6.9%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	11.7%	3.6%	-	10.8%

Three Months Ended September 30, 2011
Revenue	$1,882,896	$235,149	$-	$2,118,045
Other direct costs	670,049	88,522	-	758,571
Revenue, net of other direct costs (non-GAAP)	1,212,847	146,627	-	1,359,474
Cost of revenue, net of other direct costs	1,082,698	136,383	-	1,219,081
Gross profit	130,149	10,244	-	140,393
Equity in earnings of joint ventures	4,943	8,201	-	13,144
General and administrative expenses	-	-	(19,868)	(19,868)
Goodwill impairment	-	-	-	-
Income from operations	$135,092	$18,445	$(19,868)	$133,669

Gross profit as a % of revenue	6.9%	4.4%	-	6.6%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	10.7%	7.0%	-	10.3%

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AECOM Technology Corporation

Reportable Segments

(in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total
Twelve Months Ended September 30, 2012
Revenue	$7,276,858	$941,322	$-	$8,218,180
Other direct costs	2,669,534	364,769	-	3,034,303
Revenue, net of other direct costs (non-GAAP)	4,607,324	576,553	-	5,183,877
Cost of revenue, net of other direct costs	4,183,552	578,466	-	4,762,018
Gross profit	423,772	(1,913)	-	421,859
Equity in earnings of joint ventures	16,771	31,879	-	48,650
General and administrative expenses	-	-	(80,903)	(80,903)
Goodwill impairment	(155,000)	(181,000)	-	(336,000)
Income (loss) from operations	$285,543	$(151,034)	$(80,903)	$53,606

Gross profit as a % of revenue	5.8%	-0.2%	-	5.1%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.2%	-0.3%	-	8.1%

Segment assets(1)	$5,557,153	$564,834	$(457,419)	$5,664,568

Contracted backlog	$7,661,021	$838,146	$-	$8,499,167
Awarded backlog	6,323,970	1,194,748	-	7,518,718
Total backlog	$13,984,991	$2,032,894	$-	$16,017,885

Twelve Months Ended September 30, 2011
Revenue	$6,877,131	$1,160,243	$-	$8,037,374
Other direct costs	2,264,940	591,658	-	2,856,598
Revenue, net of other direct costs (non-GAAP)	4,612,191	568,585	-	5,180,776
Cost of revenue, net of other direct costs	4,194,472	519,602	-	4,714,074
Gross profit	417,719	48,983	-	466,702
Equity in earnings of joint ventures	15,335	29,484	-	44,819
General and administrative expenses	-	-	(90,298)	(90,298)
Goodwill impairment	-	-	-	-
Income from operations	$433,054	$78,467	$(90,298)	$421,223

Gross profit as a % of revenue	6.1%	4.2%	-	5.8%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	9.1%	8.6%	-	9.0%

Segment assets(1)	$5,296,695	$740,409	$(247,777)	$5,789,327

Contracted backlog	$7,920,239	$960,539	$-	$8,880,778
Awarded backlog	5,723,540	999,555	-	6,723,095
Total backlog	$13,643,779	$1,960,094	$-	$15,603,873

(1)             Corporate assets include intercompany eliminations.

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AECOM Technology Corporation

Regulation G Information

($ in millions, except per share data)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Twelve Months Ended
	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011	Sep 30, 2012	Sep 30, 2011
Consolidated
Revenue	$2,082.9	$2,095.2	$2,118.1	$8,218.2	$8,037.4
Less: Other direct costs	742.8	771.7	758.6	3,034.3	2,856.6
Revenue, net of other direct costs	$1,340.1	$1,323.5	$1,359.5	$5,183.9	$5,180.8

PTS Segment
Revenue	$1,821.8	$1,846.5	$1,882.9	$7,276.9	$6,877.1
Less: Other direct costs	643.1	681.9	670.1	2,669.6	2,264.9
Revenue, net of other direct costs	$1,178.7	$1,164.6	$1,212.8	$4,607.3	$4,612.2

MSS Segment
Revenue	$261.1	$248.7	$235.2	$941.3	$1,160.3
Less: Other direct costs	99.7	89.8	88.5	364.7	591.7
Revenue, net of other direct costs	$161.4	$158.9	$146.7	$576.6	$568.6

Reconciliation of Income from Operations before Goodwill Impairment to Income from Operations

	Three Months Ended Sep 30, 2012	Twelve Months Ended Sep 30, 2012
Consolidated
Income from operations before goodwill impairment	$136.9	$389.6
Goodwill impairment	(336.0)	(336.0)
(Loss) income from operations	$(199.1)	$53.6

PTS Segment
Income from operations before goodwill impairment	$142.6	$440.6
Goodwill impairment	(155.0)	(155.0)
(Loss) income from operations	$(12.4)	$285.6

MSS Segment
Income from operations before goodwill impairment	$12.0	$29.9
Goodwill impairment	(181.0)	(181.0)
Loss from operations	$(169.0)	$(151.1)

Corporate
Income from operations before goodwill impairment	$(17.7)	$(80.9)
Goodwill impairment	-	-
Loss from operations	$(17.7)	$(80.9)

Reconciliation of Net Income and Diluted EPS before Goodwill Impairment to Net Income and Diluted EPS

	Three Months Ended Sep 30, 2012		Twelve Months Ended Sep 30, 2012
	Net Income(1)	Diluted EPS	Net Income(1)	Diluted EPS

Amount before goodwill impairment	$92.3	$0.83	$258.6	$2.30
Goodwill impairment, net of tax	(317.2)	(2.88)	(317.2)	(2.82)
Amount including goodwill impairment	$(224.9)	$(2.05)	$(58.6)	$(0.52)

(1)  Attributable to AECOM

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AECOM Technology Corporation

Regulation G Information

($ in millions, except per share data)

Reconciliation of EBITDA before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
EBITDA before goodwill impairment	$163.9	$129.0	$101.6	$103.0	$157.8	$136.2	$114.3	$117.1
Less: Goodwill impairment	336.0	-	-	-	-	-	-	-

EBITDA	(172.1)	129.0	101.6	103.0	157.8	136.2	114.3	117.1
Less: Interest expense*	10.0	12.1	10.6	10.0	8.9	10.4	10.0	9.9
Less: Depreciation and amortization	26.1	26.1	25.3	25.5	25.1	28.0	27.4	29.8
Income from continuing operations attributable to AECOM before income taxes	(208.2)	90.8	65.7	67.5	123.8	97.8	76.9	77.4
Less: Income tax expense	16.7	21.4	16.7	19.6	36.4	24.0	19.2	20.5
Net (loss) income attributable to AECOM	$(224.9)	$69.4	$49.0	$47.9	$87.4	$73.8	$57.7	$56.9

	Fiscal Years Ended September 30,
	2012	2011	2010	2009	2008
EBITDA before goodwill impairment	$497.5	$525.4	$417.5	$358.5	$284.5
Less: Goodwill impairment	336.0	-	-	-	-

EBITDA	161.5	525.4	417.5	358.5	284.5
Less: Interest (income)/expense*	42.7	39.2	9.9	10.7	(1.3)
Less: Depreciation and amortization	103.0	110.3	78.9	84.1	62.8
Income from continuing operations attributable to AECOM before income taxes	15.8	375.9	328.7	263.7	223.0
Less: Income tax expense	74.4	100.1	91.7	77.0	76.5
(Loss) income from continuing operations attributable to AECOM	(58.6)	275.8	237.0	186.7	146.5
Discontinued operations, net of tax	-	-	(0.1)	3.0	0.7
Net (loss) income attributable to AECOM	$(58.6)	$275.8	$236.9	$189.7	$147.2
* Excluding related amortization

Reconciliation of Total Debt to Net Debt

	Balances at
	Sep 30, 2012	Jun 30, 2012	Sep 30, 2011
Short-term debt	$1.6	$2.9		$6.6
Current portion of long-term debt	161.0	116.8	11.2
Long-term debt	907.1	950.6	1,144.7
Total debt	1,069.7	1,070.3	1,162.5
Less: Total cash and cash equivalents	593.8	398.4	456.9
Net Debt	$475.9	$671.9		$705.6

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
	Three Months Ended
	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Net cash provided by / (used in) operating activities	$226.4	$202.0	$11.4	$(6.4)	$262.1	$15.9	$33.3	$(179.3)
Capital expenditures	(15.1)	(15.6)	(13.9)	(18.3)	(30.7)	(15.2)	(16.1)	(16.0)
Settlement of deferred compensation plan liability	-	-	-	-	-	-	-	90.0
Excess tax benefit from share-based payment (associated with DCP termination)	-	-	-	-	-	-	-	58.0
Free Cash Flow	$211.3	$186.4	$(2.5)	$(24.7)	$231.4	$0.7	$17.2	$(47.3)

	Fiscal Years Ended September 30,
	2012	2011	2010	2009	2008	2007
Net cash provided by operating activities	$433.4	$132.0	$158.6	$228.6	$169.0	$137.5
Capital expenditures	(62.9)	(78.0)	(68.5)	(62.9)	(69.1)	(43.2)
Settlement of deferred compensation plan liability	-	90.0	-	-	-	-
Excess tax benefit from share-based payment (associated with DCP termination)	-	58.0	-	-	-	-
Free Cash Flow	$370.5	$202.0	$90.1	$165.7	$99.9	$94.3

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